UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AUXILIUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AUXILIUM PHARMACEUTICALS, INC.

160 West Germantown Pike

Norristown, Pennsylvania 19401

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Auxilium Pharmaceuticals, Inc. at 9:00 a.m., local time, on Wednesday, June 8, 2005, at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, and Proxy Card accompany this letter. The Company’s 2004 Annual Report to Stockholders is also enclosed for your information.

All stockholders are invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged to vote by proxy by completing, signing and dating the enclosed Proxy Card and returning it as soon as possible in the enclosed envelope. No postage need be affixed if the enclosed envelope is mailed in the United States. Your stock will be voted in accordance with the instructions you have given in your Proxy Card.

Your shares cannot be voted unless you sign, date and return the enclosed Proxy Card or attend the meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Thank you for your continued support.

Sincerely,

Gerri A. Henwood

Chief Executive Officer and Interim President

AUXILIUM PHARMACEUTICALS, INC.

160 West Germantown Pike

Norristown, Pennsylvania 19401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2005

The Annual Meeting of Stockholders (the “Meeting”) of Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Wednesday, June 8, 2005, at 9:00 a.m., local time. The purpose of the Meeting shall be to consider and act upon the following matters:

(1)	To elect seven directors to serve until the Company’s 2006 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2)	To ratify the selection by the Audit and Compliance Committee of the Company’s Board of Directors of the firm KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

(3)	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The holders (the “Stockholders”) of the Company’s common stock of record at the close of business on April 14, 2005 (the “Record Date”), are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such Stockholders will be open to the examination of any Stockholder at the Company’s principal executive offices at 160 West Germantown Pike, Norristown, Pennsylvania 19401 for a period of 10 days prior to the Meeting and at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355 on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting; provided, however, if the adjournment is for more than 30 days after the date of the Meeting, or if after the adjournment a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting is required to be given to each Stockholder.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors,

Jennifer Evans Stacey

Secretary

Norristown, Pennsylvania

April 28, 2005

AUXILIUM PHARMACEUTICALS, INC.

160 West Germantown Pike

Norristown, Pennsylvania 19401

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2005

ANNUAL MEETING OF STOCKHOLDERS

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors of Auxilium Pharmaceuticals, Inc., (referred to herein as “Auxilium”, “we”, “us” or “our”) is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on Wednesday, June 8, 2005, (the “Meeting”) at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, at 9:00 a.m., local time, and at any adjournment or adjournments thereof.

•	This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to our stockholders of record as of April 14, 2005 (the “Record Date”) for the first time on or about April 28, 2005. In this mailing, we are also including our Annual Report to Stockholders for the fiscal year ended December 31, 2004 (“Fiscal 2004”). In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our Annual Report so that our record holders could supply these materials to our beneficial owners as of the Record Date.

Information About the Meeting

When is the Meeting?

The Meeting will be held at 9:00 a.m., local time, on Wednesday, June 8, 2005.

Where is the Meeting?

The Meeting will be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355.

What is the purpose of the Meeting?

At the Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders and any other matters that properly come before the Meeting.

Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Everyone must check in at the registration desk at the Meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The presence at the Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all stockholders are entitled to cast as of the Record Date will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Meeting for purposes of a quorum. On the Record Date, there were 20,674,730 shares of our common stock outstanding.

What are the recommendations of the Board of Directors?

Unless you instruct otherwise on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below.

•	Proposal 1: Election of Directors—FOR ALL NOMINEES; and

•	Proposal 2: FOR the ratification of the selection by the Audit and Compliance Committee (the “Audit Committee”) of our Board of Directors of the firm KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 (“Fiscal 2005”).

The proxy holders will vote in their own discretion with respect to any other matter that properly comes before the Meeting or any adjournments or postponements thereof.

Information About Voting

Who can vote at the Meeting?

All stockholders of record at the close of business on the Record Date, April 14, 2005, are entitled to vote at the Meeting and any adjournments or postponements of the Meeting.

What are the voting rights of the holders of the common stock?

Holders of our common stock will vote on all matters to be acted upon at the Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Meeting.

How do I vote?

You may attend the Meeting and vote in person. Alternatively, you may vote your shares by proxy by mail. To vote by mail, simply complete, sign and date your Proxy Card and return it in the postage-paid envelope provided for receipt by us prior to June 8, 2005 (Proxy Cards received on or after June 8, 2005 will not be counted). Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Meeting.

If you want to vote in person at the Meeting and you hold Auxilium Pharmaceuticals, Inc. common stock in street name, you must obtain a Proxy Card from your broker and bring that Proxy Card to the Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the Record Date and valid picture identification, such as a driver’s license or passport.

Is my vote confidential?

Yes. Proxy Cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Auxilium and its stockholders.

What if I do not indicate my preference on the Proxy Card?

If you do not indicate how you would like your shares to be voted for a particular proposal, your shares will be voted (i) Proposal 1: Election of Directors—FOR ALL NOMINEES and (ii) Proposal 2: FOR the ratification of the selection by the Audit Committee of our Board of Directors of the firm KPMG LLP as our independent registered public accounting firm for Fiscal 2005. As to other matters as may properly come before the Meeting or any adjournments or postponements thereof, the persons named in the proxy will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my Proxy Card?

Yes. Even after you have submitted your Proxy Card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Auxilium either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and request to recast your vote. Attendance at the Meeting will not, by itself, revoke a previously granted proxy. For information regarding how to vote in person, see “How do I vote?” on page 3.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. A plurality means that the seven nominees receiving the most votes for election to a director position are elected as directors. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. Thus, the seven candidates with the most affirmative votes will be elected at the Meeting.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection by the Audit Committee of our Board of Directors of the firm KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2005, provided a quorum is present in person or by proxy. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

What is a broker non-vote?

A broker non-vote occurs when a broker submits a Proxy Card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors. Non-routine matters include matters such as amendments to stock plans. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters and may not be voted on routine matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

DISCUSSION OF PROPOSALS

Proposal 1: Election of Directors

At the Meeting, seven directors are to be elected to hold office until the next Annual Meeting of Stockholders after his or her election or until his or her resignation or removal. Our Board has fixed the number of directors at eight, and our Nominating and Governance Committee has retained, for a fee, a search firm to find an independent director with pharmaceutical operations experience.

The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. A plurality means that the seven nominees receiving the most votes for election to a director position are elected as directors. Votes may be cast (i) FOR ALL NOMINEES, (ii) WITHHOLD FOR ALL NOMINEES or (iii) FOR ALL NOMINEES except as noted by you on the appropriate portion of your Proxy Card. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. Thus, the seven candidates with the most FOR votes will be elected at the Meeting.

All of the nominees whose names and biographies appear below are at present our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors. Our Board has no reason to believe that the nominees named will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

The following are the nominees for election to our Board, and each of these nominees is a current member of our Board:

Name	Age	Served as a Director Since	Position with Auxilium
Rolf A. Classon	59	May 2004	Chairman of the Board of Directors
Edwin A. Bescherer, Jr.	71	April 2004	Director
Philippe O. Chambon, M.D., Ph.D.	47	October 2003	Director
Winston J. Churchill	64	October 2000	Director
Gerri A. Henwood	52	July 1999	Chief Executive Officer, Interim President and Director
Dennis J. Purcell	49	October 2001	Director
Michael Wall	77	October 2001	Director

The principal occupations and business experience, for at least the past five years, of each director and nominee is as follows:

Rolf A. Classon was appointed as the Chairman of our Board of Directors in April 2005. He served as Vice Chairman from March 2005 to April 2005 and has served as one of our directors since May 2004. From October 2002 until July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. Previously, he served as President of Bayer’s Diagnostic Division and head of Bayer’s Worldwide Business Group—Diagnostics since 1995. Mr. Classon is the Vice Chairman of the Board of Directors of Hillenbrand Industries, a director of Enzon Pharmaceuticals, Inc. and Chairman of the Compensation Committee and member of the Finance and Audit committee of Enzon Pharmaceuticals, Inc., and a director of Ista Pharmaceuticals, Inc. and a member of the Nominating Committee of Ista Pharmaceuticals, Inc. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering and a Swedish equivalent to an M.B.A. from the University of Gothenburg.

Edwin A. Bescherer, Jr. has served as one of our directors since April 2004. Mr. Bescherer was also one of our directors from February 2000 to October 2003. From 1978 to 1995, Mr. Bescherer served in a variety of management positions at Dun & Bradstreet Corporation, including as Executive Vice President, Finance and

Chief Financial Officer from 1987 to 1995, as Senior Vice President, Finance and Chief Financial Officer from 1982 to 1987, and as Vice President, Controller from 1978 to 1982. Mr. Bescherer holds a B.S. from Purdue University.

Philippe O. Chambon, M.D., Ph.D., has served as one of our directors since October 2003. Since May 1995, Dr. Chambon has been a General Partner of The Sprout Group, a private equity firm and venture capital affiliate of Credit Suisse First Boston, an investment bank (The Sprout Group is an affiliate of ours, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 25). He also serves as a director of PharSight Corporation. Dr. Chambon holds an M.D. and a Ph.D. from the University of Paris and an M.B.A. from Columbia University.

Winston J. Churchill has served as one of our directors since October 2000. Mr. Churchill has been the Managing General Partner of SCP Private Equity Partners II, L.P. since its inception (SCP Private Equity Partners II, L.P. is an affiliate of ours, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 25). Mr. Churchill also founded and serves as Chairman of C.I.P. Capital, L.P., a private equity fund. Prior to that, Mr. Churchill was a Managing Partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company, a private wealth management and investment advisory firm. Mr. Churchill serves as a director of Amkor Technology, Inc., Innovative Solutions and Support, Inc. and Griffin Land & Nurseries Inc. Mr. Churchill is also a trustee of Fordham University, Georgetown University and Immaculata University. Mr. Churchill holds a B.S. from Fordham University, an M.A. from Oxford University and a J.D. from Yale Law School.

Gerri A. Henwood is one of our founders and has served as our Chief Executive Officer since our inception, as our Interim President since March 2005, as the Chairman of our Board of Directors from our inception to April 2005 and as our President from our inception until June 2004. From 1985 to 1999, Ms. Henwood served as President and Chief Executive Officer of IBAH, Inc., a publicly traded contract research company, originally named Bio-Pharm Clinical Services, Inc., a company which she founded. Prior to that, Ms. Henwood served in a variety of marketing, medical and regulatory positions at Smith, Kline & French Laboratories, now GlaxoSmithKline plc, a publicly traded pharmaceutical company. Ms. Henwood serves as a director of Alkermes, Inc. She received a B.S. from Neuman College.

Dennis J. Purcell has served as one of our directors since October 2001. Since April 2000, Mr. Purcell has been a Senior Managing Partner of Perseus-Soros BioPharmaceutical Fund, LP, a firm that makes private equity investments in the life sciences industry (Perseus-Soros BioPharmaceutical Fund, LP. is an affiliate of ours, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 25). From August 1994 to January 2000, he served as Managing Director of Life Sciences Investment Banking at Chase H&Q, formerly Hambrecht & Quist LLC. Prior to that, Mr. Purcell was a Managing Director in the Healthcare Group at PaineWebber Incorporated, the investment banking, insurance and registered broker-dealer division of PaineWebber Group Inc. Mr. Purcell currently serves on the Bioethics Committee of the Biotechnology Industry Organization. He also currently serves as a director of Valentis, Inc. Mr. Purcell holds a B.S. in Economics and Accounting from the University of Delaware and an M.B.A. from Harvard University.

Michael Wall has served as one of our directors since October 2001. Mr. Wall is a founder of Alkermes, Inc. and has served as its Chairman of the Board since 1987. From April 1992 until June 1993, he served as a director and Chairman of the Executive Committee of Centocor, Inc., a biopharmaceutical company. From November 1987 to June 1993, he was Chairman Emeritus of Centocor, Inc. Mr. Wall is a director of Kopin Corporation.

OUR BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINEES FOR DIRECTOR IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, IT RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Subject to ratification by our stockholders, the Audit Committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the Fiscal 2005. KPMG LLP has served as our independent registered public accounting firm since June 2002. KPMG LLP has informed us that they are not aware of any additional independence-related relationships between their firm and us other than the professional services discussed in “Independent Registered Public Accounting Firm Fees and Other Matters” below.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2005. Votes may be cast (i) FOR, (ii) AGAINST or (iii) may ABSTAIN. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

Although stockholder ratification of the selection of KPMG LLP is not required by law, our Board of Directors believes that it is desirable to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Meeting, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee of our Board of Directors. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of Auxilium and its stockholders.

One or more representatives of KPMG LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from our stockholders.

OUR BOARD OF DIRECTORS BELIEVES THAT THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005 IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, IT RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table sets forth the aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for professional services rendered with respect to Fiscal 2004 and for the year ended December 31, 2003 (“Fiscal 2003”).

Fee Category	2004	2003
Audit Fees (1)	$878,000	$60,000
Audit-Related Fees	—	—
Tax Fees (2)	25,000	24,000
All Other Fees	—	—

Total Fees	$903,000	$84,000

(1)	Consists of fees billed for professional services rendered with respect to the audit of our consolidated financial statements for Fiscal 2004 and 2003, respectively, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q during Fiscal 2004 and fees billed for professional services that are normally provided by the KPMG LLP in connection with other statutory and regulatory filings, including our Registration Statement on Form S-1 filed in Fiscal 2004.

(2)	Consists of fees billed for professional services rendered relating to tax compliance, tax advice and planning and tax return preparation during Fiscal 2004 and 2003, respectively.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve up to $15,000 of tax services to be provided to us by our independent registered public accounting firm. Any approval of tax services by the Chairman pursuant to this delegated authority must be reported to the full Audit Committee at its next scheduled meeting.

The prior approval of the Audit Committee was obtained for all services provided by KPMG LLP since the establishment of the Audit Committee in June 2004.

Other Matters

As of the date of this Proxy Statement, our Board of Directors does not know of any other matters that may come before the Meeting, other than as set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by us no later than the close of business on December 29, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Jennifer Evans Stacey, Secretary of Auxilium at the address set forth below.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 as described above). Such nominations and proposals, other than those made by or on behalf of the Board of Directors, must be made by notice in writing delivered to the Secretary at the address set forth below, and received no earlier than February 8, 2006 and no later than March 10, 2006, assuming that the 2006 Annual Meeting of Stockholders is to be held between May 19, 2006 and August 7, 2006, as we currently anticipate. In the event that the 2006 Annual Meeting of Stockholders is not held between May 19, 2006 and August 7, 2006, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2006 Annual Meeting of Stockholders and no later than 90 days before the date of the 2006 Annual Meeting of Stockholders or the 10th day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of our bylaws can be obtained without charge from the Secretary.

•	Proposals and notices mailed on or before June 30, 2005 should be addressed to Jennifer Evans Stacey, Secretary, Auxilium Pharmaceuticals, Inc., 160 West Germantown Pike, Norristown, PA 19401.

•	Proposals and notices mailed after June 30, 2005 should be addressed to Jennifer Evans Stacey, Secretary, Auxilium Pharmaceuticals, Inc., 40 Valley Stream Parkway, Malvern, PA 19355.

ADDITIONAL INFORMATION ABOUT DIRECTORS

Affirmative Determination Regarding Director Independence and Other Corporate Governance Matters

Our Board of Directors has determined that all of our directors, except for Gerri A. Henwood, are each an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”). The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee meets the independence requirements applicable to those committees as prescribed by the NASD, the Securities and Exchange Commission (the “SEC”), the Internal Revenue Service and applicable committee charters. The Board has further determined that Mr. Bescherer, the Chairman of our Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

Code of Conduct. In June 2004, our Board of Directors adopted a Code of Conduct applicable to all our directors, officers and employees. Our Code of Conduct contains written standards designed to deter wrongdoing and to promote:

•	honest and ethical conduct by our directors, officers and employees, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we submit to the SEC and in our other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of our Code of Conduct to appropriate persons or through our hotline; and

•	accountability for adherence to our Code of Conduct.

Our Code of Conduct is posted on our website at www.auxilium.com under the heading “Investor Relations—Corporate Governance”.

Committees and Meetings of our Board of Directors

Board of Directors. Our Board of Directors held 13 meetings during Fiscal 2004. Throughout this period, each member of our Board of Directors attended or participated in at least 75% of the aggregate of the total number of duly constituted meetings of the Board held during the period for which such person had been a director, and the total number of meetings held by all committees of the Board on which each such director served during the periods the director served. Our Board of Directors has three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Governance Committee, each of which operates under a charter that has been approved by the Board. Each of these charters are also posted on our website at www.auxilium.com under the heading “Investor Relations—Corporate Governance”. Our Corporate Governance Guidelines provide that directors are expected to attend our Annual Meeting of Stockholders. During Fiscal 2003, we were a private company and took stockholder action by written consent in lieu of holding an Annual Meeting of Stockholders.

Compensation Committee. Our Compensation Committee was established in June 2004 pursuant to the Compensation Committee Charter posted on our website at www.auxilium.com under the heading “Investor Relations—Corporate Governance”. Specific responsibilities of our Compensation Committee include:

•	establishing and periodically reviewing our compensation philosophy and the adequacy of our compensation plans and programs;

•	preparing our report on executive compensation for inclusion in our annual proxy statement in accordance with SEC rules and regulations;

•	reviewing and recommending approval of compensation of our executive officers;

•	administering our stock incentive and employee stock purchase plans; and

•	reviewing and making recommendations to our board with respect to incentive compensation and equity plans.

The members of our Compensation Committee are Mr. Churchill (Chairman), Dr. Chambon and Mr. Classon. Our Compensation Committee held six meetings during Fiscal 2004.

Audit and Compliance Committee. Our Audit Committee was established in June 2004 pursuant to the Audit and Compliance Committee Charter attached hereto as Exhibit A. The Audit and Compliance Committee Charter is also posted on our website at www.auxilium.com under the heading “Investor Relations—Corporate Governance”.

Our Audit Committee assists our Board of Directors in its oversight and review of:

•	our accounting and financial reporting processes;

•	the audits of our financial statements, including the integrity of our financial statements;

•	our critical accounting policies and estimates;

•	our compliance with legal matters;

•	the preparation of the report required to be included in our annual proxy statement in accordance with SEC rules and regulations;

•	the adequacy and effectiveness of our internal controls;

•	our independent auditors’ qualifications and independence; and

•	the performance of our independent auditors.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors, overseeing their work and monitoring the rotation of partners on our engagement team, as required by law. All audit services and all non-audit services to be provided to us by our independent auditors must be approved in advance by the Audit Committee. The Audit Committee also discusses with management and our independent auditors the results of any annual audit and review of our quarterly financial statements.

The members of the Audit Committee are Mr. Bescherer (Chairman), Mr. Classon and Mr. Wall, each of whom is an “independent director” under applicable Nasdaq listing standards promulgated by the NASD. Mr. Bescherer is our “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002. We believe that the composition of our Audit Committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002, as well as Nasdaq and SEC rules and regulations. We believe that the functioning of the Audit Committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002, as well as Nasdaq and SEC rules and regulations. The Audit Committee held 11 meetings during Fiscal 2004.

Nominating and Governance Committee. Our Nominating and Governance Committee was established in June 2004, pursuant to the Nominating and Governance Committee Charter posted on our website at www.auxilium.com under the heading “Investor Relations—Corporate Governance”.

Specific responsibilities of our Nominating and Governance Committee include:

•	identify and recommend nominees for election to our board of directors;

•	develop and recommend to our board our corporate governance principles; and

•	oversee the evaluation of our board and management.

Our Nominating and Governance Committee is composed solely of “independent directors”, which directors are deemed to be independent under applicable Nasdaq listing standards promulgated by the NASD. The members of our Nominating and Governance Committee are Mr. Purcell (Chairman), Mr. Bescherer and Mr. Wall. Our Nominating and Governance Committee held no meetings during Fiscal 2004.

Director Candidates

The process followed by our Nominating and Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, retention for a fee of search firms, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Governance Committee will apply the criteria contained in the Nominating and Governance Committee’s charter. These criteria include the candidate’s understanding of and experience in the pharmaceutical industry, understanding of and experience in accounting oversight and governance, finance and marketing and leadership experience with public companies or other significant organizations. We believe that the backgrounds and qualifications of our directors as a whole should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.

Stockholders may recommend individuals to our Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, information about the relationship between the candidate and the recommending stockholder, the consent of the candidate to serve as a director and proof of the number of shares of our common stock that the recommending stockholder owns and the length of time the shares have been owned to the Nominating and Governance Committee via U.S. Mail (including courier or expedited delivery service) to the address set forth below. Assuming that appropriate material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

•	Candidate and related information mailed on or before June 30, 2005 should be addressed to Nominating and Governance Committee c/o Auxilium Pharmaceuticals, Inc., 160 West Germantown Pike, Norristown, PA 19401.

•	Candidate and related information mailed after June 30, 2005 should be addressed to Nominating and Governance Committee c/o Auxilium Pharmaceuticals, Inc., 40 Valley Stream Parkway, Malvern, PA 19355.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Governance Committee or the Board, by following the procedures set forth herein under the heading “Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting of Stockholders” beginning on page 8.

Communicating with our Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Stockholders who wish to send communications on any topic to the Board as a whole should send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail (including courier or expedited delivery service) to the address set forth below or by facsimile at 610-279-8250.

Stockholders who wish to send communications on any topic to an individual director in his or her capacity as a member of the Board, may send such communications to the attention of the individual director via U.S. Mail (including courier or expedited delivery service) to the address set forth below or by facsimile at 610-279-8250.

•	Communications mailed on or before June 30, 2005, should be addressed to Auxilium Pharmaceuticals, Inc., 160 West Germantown Pike, Norristown, PA 19401.

•	Communications mailed after June 30, 2005, should be addressed to Auxilium Pharmaceuticals, Inc., 40 Valley Stream Parkway, Malvern, PA 19355.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2004, the members of our Compensation Committee were Mr. Churchill (Chairman), Dr. Chambon and Mr. Classon. None of our executive officers serves as a member of the Compensation Committee, or any other committee serving an equivalent function, of any entity that has as one or more of its executive officers serving as members of our Compensation Committee. No member of our Compensation Committee has ever been our employee. The issuance of options to members of our Compensation Committee is discussed herein under the heading “Compensation of Directors” below.

A member of Compensation Committee, Dr. Chambon, is a member of the Board of Directors of ePocrates, Inc. During Fiscal 2004, we used ePocrates, Inc. for Testim promotion services and new product surveys. We paid ePocrates $109,000 in 2004 for such services. The venture capital firm with which Dr. Chambon is affiliated, Sprout Capital IX, L.P., beneficially owns approximately 14% of our common stock and also maintains an investment of greater than 10% in ePocrates.

In October 2003, one of our directors, Mr. Winston J. Churchill, personally loaned Ms. Henwood, our Chief Executive Officer and Interim President, and her husband $100,000 for personal financial reasons. This loan bears interest at the prime rate compounded monthly and is repayable on demand. As of December 31, 2004, the total amount owed is $103,474.

Compensation of Directors

During Fiscal 2004, the non-employee members of our Board of Directors received an annual retainer for all services rendered as outside directors of $15,000. In addition, non-employee directors received the following fees for each meeting of the Board of Directors or a committee of the Board attended by each director in person or telephonically:

Meeting	Fee ($)
Board of Directors	1,500
Audit and Compliance Committee Chairman	3,000
Audit and Compliance Committee (non-chairman)	1,000
Compensation Committee Chairman	2,000
Compensation Committee (non-chairman)	1,000
Nominating and Governance Committee Chairman	2,000
Nominating and Governance Committee (non-chairman)	1,000

Meeting fees are paid quarterly in arrears and non-employee directors are reimbursed for their reasonable expenses incurred in attending meetings of our Board of Directors and a committee of the Board.

In addition, on the date of each Annual Meeting of Stockholders held after May 26, 2004, each non-employee who is elected (or re-elected) to serve as a director will automatically be granted an option to purchase 10,000 shares of our common stock.

Our directors who are also our employees serve without additional compensation.

Report of the Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) of the Board of Directors of Auxiliium Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Edwin A. Bescherer, Jr. (Chairman), Rolf A. Classon, and Michael Wall. The Audit Committee recommends to the Board of Directors, subject to stockholders ratification, the selection of the Corporation’s independent registered public accounting firm.

Management is responsible for the Corporation’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Corporation’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Internal Investigation

As a result of disclosures by management, on March 21, 2005, the Audit Committee initiated an internal investigation regarding certain transactions and compliance with the Corporation’s disclosure controls and procedures. Based on their evaluation of our disclosure controls and procedures and findings of the internal investigation conducted by the Audit Committee, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of the end of Fiscal 2004 were ineffective and there were material weaknesses in our internal control over financial reporting.

The Corporation has taken a number of actions to improve compliance with its disclosure controls and procedures and internal control over financial reporting, including separating the functions of Chief Executive Officer and Chairman, naming our Vice Chairman, Rolf Classon, as Chairman, and instituting a specific related-party transaction approval process and a management training program focused on educating our management personnel on the types of issues that require disclosure under the rules and regulations of the SEC. The Committee believes that these efforts have addressed deficiencies in compliance with our disclosure controls and procedures and internal control over financial reporting in the past. The Committee and management plan to monitor the effectiveness of the Corporation’s disclosure controls and procedures and internal control over financial reporting. For detail regarding the scope of the investigation, the findings and the remedial actions, please see Item 9A in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Conclusion

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Respectfully submitted,

By the Audit and Compliance Committee of the Board of Directors of Auxilium Pharmaceuticals, Inc.

Edwin A. Bescherer, Jr., Chairman

Rolf A. Classon

Michael Wall

April 28, 2005

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers

Our executive officers are elected annually by our Board of Directors and serve until their successors are duly elected and qualified. The following table identifies our current executive officers:

Name	Age	Position	Executive Officer Since
Gerri A. Henwood (1)	52	Chief Executive Officer and Interim President and Director	July 1999
Cornelius (Neil) H. Lansing II (2).	47	Chief Financial Officer and Executive Vice President, Commercial Logistics	May 2002
Jyrki Mattila, M.D., Ph.D. (3)	50	Executive Vice President, Business Development, Research and Development and Technical Operations	August 2003
Jennifer Evans Stacey (4)	40	Executive Vice President, Secretary and General Counsel	February 2005

(1)	Gerri A. Henwood: Ms. Henwood’s biographical information is set forth under the heading “DISCUSSION OF PROPOSALS—Proposal 1: Election of Directors” beginning on page 5.

(2)	Cornelius (Neil) H. Lansing II has served as our Chief Financial Officer since May 2002 and as our Chief Financial Officer and Executive Vice President, Commercial Logistics from November 2002. From May 2001 to May 2002, Mr. Lansing served as Chief Financial Officer, Treasurer of Focus Technologies, Inc., a privately held company that provides research, development and lab services for pharmaceutical and healthcare companies. From July 2000 to April 2001, Mr. Lansing served as Chief Financial Officer, Treasurer of Nitorum Corporation, a privately held software development company. From November 1998 to April 2000, he served as Senior Vice President and Chief Financial Officer, Treasurer of BrandDirect Marketing, Inc., a privately held provider of database marketing services. From May 1997 to November 1998, Mr. Lansing served as Senior Vice President and Chief Financial Officer, Treasurer of IBAH, Inc., a publicly traded contract research company. Mr. Lansing held various financial positions with The Dun & Bradstreet Corporation from 1989 to 1997. Mr. Lansing holds a B.S. and M.S. in Mechanical Engineering from Rensselaer Polytechnic Institute, and an M.B.A. from the Simon School of Business, University of Rochester.

(3)	Jyrki Mattila, M.D., Ph.D., was promoted to the position of Executive Vice President, Business Development, Research and Development and Technical Operations in January 2005. Dr. Mattila served as our Executive Vice President, Business Development from August 2003 until January 2005. From 1990 to July 2003, Dr. Mattila served in a variety of positions at Orion Pharma, the pharmaceutical division of the Orion Group, a Finnish company specializing in healthcare products, as President of Orion Pharma from 1996 to 2002, as Senior Vice President of Clinical Research & Development and International Operations from 1995 to 1996, and as Senior Vice President of Business Development from 1990 to 1995. Mr. Mattila holds an M.D. and a Ph.D. in Pharmacology from the University of Helsinki Medical School, and an M.B.A. from the Helsinki School of Economics and Business Administration.

(4)	Jennifer Evans Stacey has served as our Executive Vice President, Secretary and General Counsel since February 2005. Until April 2004, Ms. Stacey was Senior Vice President, Corporate Communications and General Counsel of Aventis Behring L.L.C., a leader in the $6.1 billion global plasma protein business and a wholly owned subsidiary of Aventis. Ms. Stacey held the General Counsel position from the formation of Aventis Behring in 1995 and also served as Secretary to the Board of Directors. Prior to the formation of Aventis Behring, Ms. Stacey was with Rhône-Poulenc Rorer (predecessor company of Aventis), first at its headquarters in Collegeville, PA and then at its offices in Paris, France as International Counsel. Ms. Stacey began her legal career at King & Spalding in Washington, D.C., where she served as an associate in the Corporate Finance Department. Ms. Stacey graduated with a Bachelor of Arts degree from Princeton University and obtained her Juris Doctor from University of Pennsylvania Law School.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of our Board of Directors is currently composed of three members, acts under a written charter adopted in June 2004 and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC and the NASD. The Compensation Committee held six meetings during Fiscal 2004.

The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies and plans related to compensation and benefits for officers and other Auxilium employees, including the “Named Executives” listed in the Summary Compensation Table beginning on page 19 of this Proxy Statement. The individuals listed in that table are referred to as the named executive officers.

This report provides information regarding policies and practices concerning compensation for our Chief Executive Officer and the other executive officers of Auxilium.

Compensation Overview

The Compensation Committee of the Board of Directors is responsible for (a) the establishment and periodic review of Auxilium’s compensation philosophy and the adequacy of the compensation plans for officers and other Company employees, (b) the establishment of compensation arrangements and incentive goals for officers and the administration of compensation plans, (c) the review of the performance of officers, the award of incentive compensation and the adjustment of compensation arrangements as appropriate based on performance, and (d) the review and monitoring of management development and succession plans.

The members of the Compensation Committee, Mr. Churchill (Chairman), Dr. Chambon and Mr. Classon, are independent directors of Auxilium.

Executive compensation consists of three principal elements: (a) salary, (b) short-term incentive awards and (c) long-term incentive awards. Auxilium provides additional retirement and other benefits for executives similar to those provided by other corporations in Auxilium’s industry.

To assess the competitiveness of its executive compensation levels, Auxilium commissioned a compensation survey conducted by a third-party employee benefits consulting firm. In analyzing the survey data, Auxilium looked particularly at compensation levels at comparable organizations both within and outside of our industry.

Salary

The salary level for each Auxilium executive officer is based principally on the executive’s responsibilities. Consideration also is given to factors such as the individual’s experience and performance and salaries paid to executive officers by comparable companies. When determining adjustments to each executive officer’s salary, consideration also is given to prevailing economic conditions and the adjustments being given to other employees within Auxilium.

Short-Term Incentive Awards

Short-term incentive awards, paid annually in cash, are for individual contributions to Auxilium’s financial performance. In considering the appropriate level of short-term compensation awards for Auxilium’s officers for Fiscal 2004 the Compensation Committee reviewed:

•	the report of the compensation consultant hired to review the competitiveness of Auxilium’s compensation programs;

•	each individual’s contribution to the growth of Auxilium during Fiscal 2004;

•	the Compensation Committee’s experience with the competitive labor market in Auxilium’s industry; and

•	any other considerations that the Compensation Committee deemed relevant with respect to a particular individual, including the accomplishment of operational missions, new product development, improvements in operational efficiencies, and contributions to strategically important goals.

In determining the short-term incentive award for the Chief Executive Officer, the Compensation Committee reviewed the Chief Executive Officer’s performance against the foregoing criteria. For the other executive officers, the Chief Executive Officer reviewed Auxilium’s performance and the individual contribution of each executive officer and made recommendations to the Compensation Committee with respect to the appropriate short-term incentive amount to be awarded to each individual for Fiscal 2004. The Compensation Committee met with the Chief Executive Officer to consider such recommendations, makes any appropriate changes, and then approved the short-term incentive awards.

Long-Term Incentive Awards

Long-term incentive awards are considered an important complement to the cash elements of Auxilium’s executive officers’ compensation because they align the executives’ interests with stockholders’ interests. A principal factor influencing the market price of Auxilium’s stock is Auxilium’s performance as reflected in its sales, earnings, cash flow and other results. By granting stock options or restricted stock to Auxilium’s executive officers, such individuals are encouraged to achieve consistent improvements in Auxilium’s performance. Auxilium’s stockholders have approved the plans under which such awards are made. The exercise price of options equals the closing market price of Auxilium’s stock on the grant date. Accordingly, options will only yield income to the executive if the market price of Auxilium’s stock is greater at the time of exercise than it was when the option was granted. Awards of shares of restricted stock are subject to forfeiture restrictions, which prohibit the recipient from selling such shares until all vesting conditions have been met. Awards provide inducements to the executive officers to remain with Auxilium over the long term and enhance corporate performance and, correspondingly, stockholder value. When determining whether to make grants of stock options or awards of restricted stock, as well as the size of such awards, for Fiscal 2004 the Compensation Committee considered:

•	the report of the compensation consultant hired to review the competitiveness of Auxilium’s compensation programs;

•	each individual’s contribution to the growth of Auxilium during Fiscal 2004;

•	the Compensation Committee’s experience with the competitive labor market in Auxilium’s industry; and

•	any other considerations that the Compensation Committee deemed relevant with respect to a particular individual, including the accomplishment of operational missions, new product development, improvements in operational efficiencies, and contributions to strategically important goals.

In Fiscal 2004, the Board of Directors, in recognition of the executive officers’ role in significantly improving Auxilium’s performance as evidenced by our initial public offering in July 2004, made special, one-time grants of long-term incentive awards.

Ms. Henwood’s Compensation

In determining the appropriate levels for Ms. Henwood’s Fiscal 2005 base salary, the Compensation Committee considered the same factors it considered when setting base compensation levels for Auxilium’s other Named Executives.

•	the report of the compensation consultant hired to review the competitiveness of Auxilium’s compensation programs;

•	the responsibilities the Compensation Committee expects Ms. Henwood to assume in the discharge of her duties to Auxilium;

•	the current compensation of Ms. Henwood as compared to the market median for Auxilium’s peer group; and

•	the Compensation Committee’s experience with the competitive labor market in Auxilium’s industry.

The Compensation Committee also evaluated data regarding CEO compensation practices of comparable companies so that Ms. Henwood’s total compensation would be in line with that of CEO’s of such other companies.

After considering the foregoing factors, the Compensation Committee approved a Fiscal 2005 annual base salary amount of $340,000 for Ms. Henwood.

Section 162(m)

Under Section 162(m) of the Internal Revenue Code, a publicly held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation paid to the Chief Executive Officer or any other Named Executive whose compensation is required to be reported in the Summary Compensation Table. Auxilium’s policy is generally to preserve the federal income tax deductibility of compensation paid to its executives. Accordingly, to the extent feasible, Auxilium takes action to preserve the deductibility of certain stock-based incentive awards to its executive officers. However, the Compensation Committee retains the flexibility to authorize compensation that may not be deductible if it believes that it is in the interest of Auxilium to do so. The Compensation Committee believes that all compensation paid to its executives in Fiscal 2004 was deductible.

For Fiscal 2005, the Compensation Committee has not adopted or made any recommendation to the full Board regarding a bonus or other incentive compensation program, but it is anticipated that the same principles that applied to the program in Fiscal 2004 will likely apply in Fiscal 2005. Furthermore, it is contemplated that any stock options or awards that may be granted will be granted on a case-by-case basis, as and when deemed appropriate.

Respectfully submitted,

By the Compensation Committee of the Board of

Directors of Auxilium Pharmaceuticals, Inc.

Winston J. Churchill, Chairman

Philippe O. Chambon, M.D., Ph.D.

Rolf A. Classon

April 28, 2005

Executive Compensation

Summary of Compensation in Fiscal 2004, 2003 and 2002

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during Fiscal 2004, Fiscal 2003 and the year ended December 31, 2002 (“Fiscal 2002”), awarded to, earned by or paid to: (i) the individual who served as our Chief Executive during Fiscal 2004, (ii) our four most highly compensation executive officers other than the Chief Executive Officer who were serving as our executive officers at the end of Fiscal 2004; and (iii) one individual for whom disclosure would have been provided pursuant to (ii) but for the fact that the individual was not serving as an executive officer at the end of Fiscal 2004 (collectively, the “Named Executives”).

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)
Gerri A. Henwood Chief Executive Officer, Interim President and Director	2004 2003 2002	321,750 301,154 252,404	100,000 30,000 100,000	— — —		432,000 — —	140,000 — 270,000	8,129 7,918 7,719	(1) (2) (3)
Cornelius (Neil) H. Lansing II Chief Financial Officer and Executive Vice President, Commercial Logistics	2004 2003 2002	213,792 204,810 111,058	150,000 12,000 8,000	— — 65,831	(5)	28,800 — —	43,000 — 55,000	2,567 3,000 641	(4) (4) (4)
Terri B. Sebree * Senior Vice President, Research and Development	2004 2003 2002	251,520 240,923 212,942	229,000 25,000 52,500	— — —		42,624 — —	51,640 — 60,000	4,130 3,880 3,630	(6) (7) (8)
Jyrki Mattila, M.D., Ph.D.(9) Executive Vice President, Business Development, Research and Development and Technical Operations	2004 2003 2002	245,577 94,327 —	105,000 30,000 —	50,439 60,438 —	(10) (11)	82,944 — —	75,840 12,000 —	— — —
Jane H. Hollingsworth* Executive Vice President, Secretary and General Counsel	2004 2003 2002	214,316 205,261 187,437	52,000 15,000 23,000	— — —		23,594 — —	37,000 — 60,000	12,696 12,562 12,452	(12) (13) (14)
Robert S. Whitehead * Chief Operation Officer and President	2004 2003 2002	189,538 — —	— — —	202,954 — —	(15)	— — —	300,000 — —	2,400 — —	(4)

*	Ms. Sebree, Ms. Hollingsworth and Mr. Whitehead ceased employment with us in April 2005, December 2004 and March 2005, respectively.

(1)	Represents $5,656 of disability insurance premiums and $2,473 of 401(k) matching contributions.

(2)	Represents $5,656 pf disability premiums and $2,262 of 401(k) matching contributions.

(3)	Represents $5,656 of disability insurance premiums and $2,063 of 401(k) matching contributions.

(4)	Represents 401(k) matching contributions.

(5)	Represents $46,853 of relocation expense reimbursement and $18,978 of tax gross-up payments related to these reimbursements.

(6)	Represents $880 of disability insurance premiums and $3,250 of 401(k) matching contributions.

(7)	Represents $880 of disability insurance premiums and $3,000 of 401(k) matching contributions.

(8)	Represents $880 of disability insurance premiums and $2,750 of 401(k) matching contributions.

(9)	Dr. Mattila commenced employment with us in August 2001.

(10)	Represents $35,000 of educational expense reimbursement for his two children and $15,439 of tax gross-up payments related to these reimbursements.
(11)	Represents $20,000 of educational expense reimbursement for his two children, $25,776 of relocation expense reimbursement and $14,662 of tax gross-up payments related to these reimbursements.

(12)	Represents $10,532 of automobile allowance, $820 of disability insurance premiums and $1,344 of 401(k) matching contributions.

(13)	Represents $10,492 of automobile allowance, $820 of disability insurance premiums and $1,250 of 401(k) matching contributions.

(14)	Represents $10,532 of automobile allowance, $820 of disability insurance premiums and $1,100 of 401(k) matching contributions.

(15)	Represents $135,380 of relocation expense reimbursement and $67,574 of tax gross-up payments related to these reimbursements.

Option Grants in Fiscal 2004

The following table sets forth information concerning individual grants of stock options made pursuant to the 2004 Equity Compensation Plan during Fiscal 2004 to each of the Named Executives.

Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%) (1)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term ($) (2)
						5%	10%

Gerri A. Henwood.	60,000 80,000	(3) (3)	6 8	12.50 7.50	03/04/2014 07/24/2014	— 377,337	417,184 956,245

Cornelius (Neil) H. Lansing II	25,000 18,000	(4) (4)	2 2	12.50 7.50	03/04/2014 07/24/2014	— 84,901	173,827 215,155

Terri B. Sebree *	25,000 26,640	(5) (5)	2 3	12.50 7.50	03/04/2014 07/24/2014	— 125,653	173,827 318,430

Jyrki Mattila, M.D., Ph.D.	24,000 51,840	(6) (6)	2 5	12.50 7.50	03/04/2014 07/24/2014	— 244,514	166,874 619,647

Jane H. Hollingsworth *	25,000 12,000	(7) (7)	2 1	12.50 7.50	03/04/2014 07/24/2014	— 173,827	166,874 143,437

Robert S. Whitehead *	300,000	(8)	29	7.50	07/24/2014	1,415,013	3,585,921

*	Ms. Sebree, Ms. Hollingsworth and Mr. Whitehead ceased employment with us in April 2005, December 2004 and March 2005, respectively.

(1)	Options to purchase an aggregate of 1,023,510 shares of common stock were granted to employees pursuant to and in accordance with our 2004 Equity Compensation Plan during Fiscal 2004.

(2)

The potential realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. SEC rules specify the 5% and 10% assumed annual rates of compounded stock price appreciation, which do not represent our estimate or projection of future common stock prices. These amounts, for stock options granted prior to our initial public offering, represent assumed rates of appreciation in value of our common stock from the initial public offering price of $7.50 per share. These amounts, for stock options granted after our initial public offering, represent assumed rates of appreciation in value of our common stock from the fair value on the date of grant. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall market conditions. The amounts reflected in the table above may not necessarily be achieved.

(3)	The options to purchase 60,000 shares and 80,000 shares were granted on March 3, 2004 and July 23, 2004, respectively. Each option becomes exercisable in four equal annual installments beginning on March 3, 2005 and June 5, 2005, respectively.

(4)	The options to purchase 25,000 shares and 18,000 shares were granted on March 3, 2004 and July 23, 2004, respectively. Each option becomes exercisable in four equal annual installments beginning on March 3, 2005 and June 5, 2005, respectively.

(5)	The options to purchase 25,000 shares and 26,640 shares were granted on March 3, 2004 and July 23, 2004, respectively. Each option becomes exercisable in four equal annual installments beginning on March 3, 2005 and June 5, 2005, respectively.

(6)	The options to purchase 24,000 shares and 51,840 shares were granted on March 3, 2004 and July 23, 2004, respectively. Each option becomes exercisable in four equal annual installments beginning on March 3, 2005 and June 5, 2005, respectively.

(7)	The options to purchase 25,000 shares and 12,000 shares were granted on March 3, 2004 and July 23, 2004, respectively. Each option becomes exercisable in four equal annual installments beginning on March 3, 2005 and June 5, 2005, respectively.

(8)	The option to purchase 300,000 shares was granted on July 23, 2004. The option becomes exercisable in four equal annual installments beginning on June 5, 2005.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

The following table sets forth information concerning each exercise of options during Fiscal 2004 by each of the Named Executives and the fiscal year-end value of unexercised in-the-money options.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Gerri A. Henwood.	—	—	294,314	140,000	1,657,594	108,000

Cornelius (Neil) H. Lansing II	—	—	27,500	70,500	140,250	164,550

Terri B. Sebree *	—	—	70,500	54,140	395,888	50,277

Jyrki Mattila, M.D., Ph.D.	—	—	3,000	84,840	13,050	109,134

Jane H. Hollingsworth *	—	—	71,350	—	400,958	—

Robert S. Whitehead *	—	—	—	300,000	—	405,000

*	Ms. Sebree, Ms. Hollingsworth and Mr. Whitehead ceased employment with us in April 2005, December 2004 and March 2005, respectively.

(1)	Based on the closing price of our common stock on December 31, 2004 ($8.85), as reported by the Nasdaq National Market, less the option exercise price.

Equity Compensation Plan Information

We have two equity compensation plans: (i) our 2004 Equity Compensation Plan and (ii) our 2004 Employee Stock Purchase Plan. Both plans have been approved by our stockholders. The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders (1)	1,858,700	$6.55	966,715
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,858,700	$6.55	966,715

(1)	Information for our 2004 Employee Stock Purchase Plan is included in the “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans” column only.

(2)	Includes 780,983 shares of our common stock issuable under our 2004 Equity Compensation Plan and 185,732 shares issuable under our 2004 Employee Stock Purchase Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements with Named Executives

Employment Arrangements

We have employment agreements with Ms. Henwood, Mr. Lansing and Dr. Mattila. Under the terms of these employment agreements, Ms. Henwood is employed as our Chief Executive Officer and Interim President with a base salary of $340,000 for Fiscal 2005, Mr. Lansing is employed as our Chief Financial Officer and Executive Vice President, Commercial Logistics with a base salary of $213,002 for Fiscal 2005 and Dr. Mattila is employed as our Executive Vice President, Business Development, Research and Development and Technical Operations with a base salary of $300,000 for Fiscal 2005.

Under the employment agreements, the base salaries of these executives will be reviewed annually for appropriate increases by our Board of Directors or by our compensation committee. The employment agreements also provide that each executive will be entitled to participate in all incentive compensation plans that we establish. The employment agreements provide that these executives are eligible to receive benefits, including vacation and participation in our employee benefit plans, to the same extent as other employees. Participation in employee benefit plans will be subject to the terms of the benefit plans in effect from time to time.

In addition, Dr. Mattila’s agreement provides for reimbursement of up to $15,000 in settlement costs for a house purchase and reimbursement of educational expenses of $10,000 per year for each of his two children through the 2004-2005 academic year.

Each of the employment agreements may be terminated by us at any time for cause or upon 30 days written notice without cause. Under the agreements, if an executive’s employment ends for any reason, we will pay accrued compensation and benefits. If we terminate the employment of any of these executives without cause, or due to their disability we will be obligated to pay to that executive severance equal to nine months of the executive’s base salary. In addition, we would be obligated to pay for continued participation in our group medical, dental and prescription drug programs during the nine-month period after termination of employment or obtain comparable benefits at our cost.

For purposes of the employment agreements, cause is defined generally to mean:

•	conviction of, or a plea of guilty to, a felony;

•	intentional and continual failure by the executive to perform his or her material duties, which failure has continued for 30 days after written notice is given to the executive;

•	willful misconduct; or

•	material breach by the executive of the non-competition, non-disclosure, development assignment or non-solicitation covenants in the agreement.

If a change of control occurs during the employment term and the executive’s employment is terminated without cause at any time or the executive resigns for good reason during the two-year period following the change of control, the executive will be entitled to the following change of control severance benefits:

•	a lump sum payment equal to 1.25 times the executive’s base salary plus 1.25 times the executive’s average annual bonus;

•	continued participation, at our cost, in our group medical, dental and prescription drug programs during the 15-month period after termination of employment or payment to obtain comparable benefits at our cost; and

•	immediate vesting of all outstanding options and stock awards.

For purposes of the employment agreements, good reason includes a substantial reduction of the executive’s duties and responsibilities, relocation to a place of employment more than 50 miles from the executive’s previous place of employment or reduction in the executive’s base salary. In general, a change of control includes:

•	the acquisition of more than 50% of our outstanding voting securities by any person, entity or group;

•	a merger, unless the holders of our voting shares immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•	our sale of all or substantially all of our assets;

•	our liquidation or dissolution; and

•	if, after the date on which the agreements are entered into, directors are elected to our board of directors such that a majority of the members of our board of directors will have been members of our board of directors for less than two years, unless the election or nomination of each new director was approved by at least two-thirds of the directors then in office at the beginning of the two-year period.

If payments become due as a result of a change of control and the excise tax imposed by Internal Revenue Code Section 4999 applies, the terms of the employment agreements require us to pay the executive the amount of this excise tax plus the amount of income and other taxes due as a result of the payment of the amount of the excise tax.

The employment agreements include non-competition, confidentiality, development assignment and non-solicitation covenants. The agreements provide that for the nine-month (one-year for Ms. Henwood) period after termination of the executive’s employment for any reason, the executive will not directly or indirectly engage in any business or other activity in the U.S. and Canada that competes directly with us in the sale of pharmaceutical or other products being manufactured, marketed, distributed or developed by us at the time of termination of the executive’s employment. The agreements also provide that the executive will disclose and assign all developments discovered in connection with the executive’s employment, and that for the one-year period after termination of the executive’s employment for any reason, the executive will not solicit our principal customers, encourage any principal customer to reduce its patronage of us, or solicit or recruit our employees.

Termination of Employment Arrangements

On April 13, 2005, we entered into a Separation of Employment Agreement and General Release (“Sebree Separation Agreement”) with Terri B. Sebree, our then Senior Vice President, Research and Development. Pursuant to the terms of the Sebree Separation Agreement, Ms. Sebree’s employment and Employment Agreement, dated April 21, 2004, was terminated effective April 13, 2005. In accordance with the terms and conditions of the Sebree Separation Agreement, Ms. Sebree will receive six months of severance benefits based upon her most recent annual base salary of $249,600, as well as medical, dental and prescription drug coverage through April 13, 2006.

Effective on March 10, 2005, we and Robert S. Whitehead mutually agreed to terminate his position as President and Chief Operating Officer. As a result, we are discussing the terms of a potential separation agreement with Mr. Whitehead. Mr. Whitehead’s employment agreement, as amended, provides that he will receive 12 months of severance benefits based upon his most recent annual base salary of $320,000 in the event that his position is eliminated within the first two years of employment or in the event his employment is terminated without cause. The employment agreement also provides for nine months of medical, dental and prescription drug coverage in the event Mr. Whitehead is terminated without cause.

On October 1, 2004, we entered into a Separation of Employment Agreement and Mutual General Releases (the “Hollingsworth Separation Agreement”) with Jane H. Hollingsworth, our then Executive Vice President, Secretary and General Counsel. Pursuant to terms of the Hollingsworth Separation Agreement, Ms. Hollingsworth ceased to serve as our Executive Vice President, Secretary and General Counsel effective October 1, 2004 and her Employment Agreement, dated April 21, 2004, was terminated. In accordance with the terms and conditions of the Hollingsworth Separation Agreement, Ms. Hollingsworth will receive nine months of severance benefits based upon her most recent base salary of $213,471, as well as medical, dental and prescription drug coverage through September 30, 2005 and accrued but unused vacation benefits. From October 1, 2004 to December 31, 2004, Ms. Hollingsworth remained in our employ in a limited role to facilitate the transition of her duties.

INFORMATION ABOUT STOCK OWNERSHIP,

RELATED PARTY TRANSACTIONS AND PERFORMANCE

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us concerning the beneficial ownership of our common stock as of April 14, 2005 for:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each executive officer; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 14, 2005 are considered outstanding. These shares, however, are not considered outstanding as of April 14, 2005 when computing the percentage ownership of each other person.

Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 20,674,730 shares of our common stock outstanding on April 14, 2005.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
(i) Certain Beneficial Owners:

Perseus-Soros BioPharmaceutical Fund, L.P. (2) 888 Seventh Avenue, 29th Floor New York, New York 10106	3,436,722	16.5%

SCP Private Equity Partners II, L.P. (3) 1200 Liberty Ridge Drive, Suite 300 Wayne, Pennsylvania 19087	3,398,495	16.3%

Sprout Capital IX, L.P. (4) 1 Madison Avenue, Floor 7T New York, New York 10010	2,978,971	14.0%

Lehman Brothers Healthcare Fund (5) 399 Park Avenue New York, New York 10022	1,669,743	8.0%

Schroder Ventures Entities (6) c/o SV Life Sciences Advisers Inc. 60 State Street Boston, Massachusetts 02109	1,501,125	7.2%

Caduceus Private Investments II, L.P. (7) 767 Third Avenue, 30th Floor New York, New York 10017	1,473,671	7.0%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Biotech Growth N.V. (8) c/o Asset Management BAB N.V. A Mendes Chumacei Boulevard 11 Curacao, Netherlands Antilles	1,300,300	6.2%

Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	1,154,160	5.6%

(ii) Directors (which includes all nominees) and executive officers:

Gerri A. Henwood (9).	603,114	2.9%
Cornelius (Neil) H. Lansing II (10)	38,403	*
Jyrki Mattila, M.D., Ph.D. (11)	20,821	*
Edwin A. Bescherer, Jr. (12)	55,600	*
Phillippe O. Chambon, M.D., Ph.D. (13)	2,978,971	14.0%
Winston J. Churchill (14)	3,429,995	16.5%
Rolf A. Classon	—	—
Dennis J. Purcell (15)	19,500	*
Jennifer Evans Stacey	—	—
Michael Wall (16)	31,500	*

(iii) All Directors and executive officers as a group (10 persons) (17)	7,177,904	32.7%

*	Less than 1%

(1)	Unless otherwise provided, all addresses should be care of Auxilium Pharmaceuticals, Inc., 160 West Germantown Pike, Norristown, Pennsylvania 19401.

(2)	Includes 151,908 shares underlying warrants that are currently exercisable and 19,500 shares underlying options held by Mr. Purcell that are exercisable within 60 days of April 14, 2005. Mr. Purcell is a senior managing director of the Perseus-Soros BioPharmaceutical Fund, L.P. Mr. Purcell disclaims beneficial ownership of any of the shares held by the Perseus-Soros BioPharmaceutical Fund, L.P., except to the extent of his pecuniary interest therein. Perseus-Soros Partners, LLC is the general partner of the Perseus-Soros BioPharmaceutical Fund, L.P. Perseus BioTech Fund Partners, LLC and SFM Participation, L.P. are the managing members of Perseus-Soros Partners, LLC. Perseus EC, LLC is the managing member of Perseus BioTech Fund Partners, LLC. Perseuspur, LLC, is the sole member of Perseus EC, LLC. Frank Pearl is the sole member of Perseuspur, LLC and in such capacity may be deemed a beneficial owner of securities held for the account of the Perseus-Soros BioPharmaceutical Fund, L.P. SFM AH, LLC is the general partner of SFM Participation, L.P. The sole managing member of SFM AH, LLC is Soros Fund Management LLC. George Soros is the Chairman of Soros Fund Management LLC and in such capacity may be deemed a beneficial owner of securities held for the account of the Perseus-Soros BioPharmaceutical Fund, L.P.

(3)

Includes 131,684 shares underlying warrants that are currently exercisable. Also includes 229,133 shares and 10,856 shares underlying warrants that are currently exercisable held by C.I.P. Capital, L.P. Winston J. Churchill is a managing partner of SCP Private Equity Partners II, L.P. and founder and a control person of C.I.P. Capital, L.P. The general partner of SCP Private Equity Partners II, L.P. is SCP Private Equity II General Partner, L.P. (the “General Partner”). The General Partner has two general partners: SCP Management II, L.P., the ultimate general partner of which is Safeguard Fund Management, Inc., and SCP Private Equity II Investment Partnership, L.P., which has as its general partner SCP Private Equity II Investment Partnership, LLC. Each of these entities, other than the General Partner, has contractually delegated to SCP Private Equity II, LLC all of their respective authority to manage and control the business and affairs of the General Partner and that entity is deemed to have shared voting and dispositive power over the shares held by SCP Private Equity Partners II, L.P. SCP Private Equity II, LLC is a limited liability company whose members are Winston J. Churchill, Wayne B. Weisman, James W. Brown, Thomas G. Rebar and Safeguard Fund Management, Inc. Messrs. Churchill, Weisman, Rebar and Brown each disclaim beneficial ownership of all shares that may be held by SCP Private Equity Partners II, L.P., except to the extent of any indirect pecuniary interest therein.

(4)	Includes 627,244 shares underlying warrants that are currently exercisable and 5,000 shares underlying options held by Dr. Chambon that are exercisable within 60 days of April 14, 2005. Also includes 9,014 shares and 2,472 shares underlying warrants that are currently exercisable held by Sprout Entrepreneurs Fund, L.P. and 4,793 shares and 1,314 shares underlying warrants that are currently exercisable held by DLJ Capital Corporation. DLJ Capital Corporation is the general partner of Sprout Entrepreneurs Fund, L.P. and the managing general partner of Sprout Capital IX, L.P. and, as such, makes all of the investment decisions on behalf of Sprout IX, L.P. and Sprout Entrepreneurs Fund, L.P. Mr. Chambon is a managing director of DLJ Capital Corporation. DLJ Capital Corporation is a Delaware corporation and a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc., a Delaware corporation and wholly-owned subsidiary of Credit Suisse First Boston, Inc., a Delaware corporation. Also includes 32,000 shares and 9,609 shares underlying warrants that are currently exercisable held by Dr. James Niedel, a venture partner and consultant to The Sprout Group and DLJ Capital Corporation. Dr. Niedel disclaims beneficial ownership of securities held by DLJ Capital Corporation, Sprout Capital IX, L.P. and Sprout Entrepreneurs Fund, L.P. except to the extent of his pecuniary interest therein.

(5)	Includes 343,685 shares and 16,291 shares underlying warrants that are currently exercisable held by Lehman Brothers Partnership Account 2000/2001, L.P.; 89,134 shares and 4,225 shares underlying warrants that are currently exercisable held by Lehman Brothers Offshore Partnership Account 2000/2001, L.P.; and 398,544 shares and 18,892 shares underlying warrants that are currently exercisable held by Lehman Brothers Healthcare Venture Capital L.P. The ultimate parent of each of these entities is Lehman Brothers Inc. Also includes 762,813 shares and 36,159 shares underlying warrants that are currently exercisable held by Lehman Brothers P.A. LLC, a subsidiary of Lehman Brothers Holdings Inc. Lehman Brothers P.A. LLC, Lehman Brothers Inc. and Lehman Brothers Holdings Inc. may be deemed to beneficially own the securities held by each of the above entities and disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein.

(6)	Includes 839,770 shares and warrants that are currently exercisable to purchase 39,758 shares held by Schroder Ventures International Life Sciences Fund II, LP1; 357,653 shares and warrants that are currently exercisable to purchase 16,932 shares held by Schroder Ventures International Life Sciences Fund II, LP2; 95,311 shares and warrants that are currently exercisable to purchase 4,512 shares held by Schroder Ventures International Life Sciences Fund II, LP3; 12,954 shares and warrants that are currently exercisable to purchase 613 shares held by Schroder Ventures International Life Sciences Fund II Strategic Partners LP; 24,149 shares and warrants that are currently exercisable to purchase 1,143 shares held by Schroder Ventures International Life Sciences Fund II Group Co-Investment Scheme; 103,433 shares and warrants that are currently exercisable to purchase 4,897 shares held by Schroder Ventures Investments Limited. Schroder Venture Managers Limited is the fund manager for each of the Schroder entities. The investment committee of Schroder Venture Managers consists of Nichola Walker, Gary Carr, Deborah Speight, Douglas Mello and Peter Everson, all of whom share voting and dispositive power over the shares. Each of these individuals disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein.

(7)

Includes 756,124 shares underlying warrants that are currently exercisable. Also includes 283,389 shares and 85,102 shares underlying warrants that are currently exercisable held by Caduceus Private Investments II (QP), L.P. The general partner of Caduceus Private Investments II, L.P. and Caduceus Private Investments II (QP), L.P. is OrbiMed Capital II, LLC. Also includes 93,819 shares and 28,173 shares underlying warrants that are currently exercisable held by UBS Juniper Crossover Fund, L.L.C. OrbiMed

Advisors LLC is a member of PW Juniper Management LLC, which is the managing member of UBS Juniper Crossover Fund, L.P. OrbiMed Advisors LLC and OrbiMed Capital II, LLC share the same individual members. OrbiMed Advisors LLC and OrbiMed Capital II, LLC, and the individual members thereof, may be deemed to beneficially own securities held by each of the above entities and disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein.

(8)	Includes 300,300 shares underlying warrants that are currently exercisable. The address of Biotech Growth N.V. is c/o Asset Management BAB N.V., A. Mendes Chumacei Boulevard 11, Curacao, Netherlands Antilles. Biotech Growth N.V. is a wholly-owned subsidiary of BB Biotech, a publicly held investment company, the shares of which are traded on the Swiss, German and Italian stock exchanges.

(9)	Includes 60,000 shares of restricted common stock and 309,314 shares underlying options that are exercisable within 60 days of April 14, 2005. Also includes 100,000 shares held by Henrow Enterprises LP, a family limited partnership of which Ms. Henwood is a general partner. Also includes an aggregate of 12,000 shares held by two trusts for the benefit of Ms. Henwood’s children.

(10)	Includes 4,000 shares of restricted common stock and 33,750 shares underlying options that are exercisable within 60 days of April 14, 2005.

(11)	Includes 11,520 shares of restricted common stock.

(12)	Includes 15,000 shares underlying options that are exercisable within 60 days of April 14, 2005.

(13)	Consists of securities beneficially owned by Sprout Capital IX, L.P., Sprout Entrepreneurs Fund, L.P. and DLJ Capital Corporation. See footnote 3. Dr. Chambon is a general partner of The Sprout Group and managing director of DLJ Capital Corporation, the managing general partner of Sprout Capital IX, L.P. Dr. Chambon disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(14)	Includes 31,500 shares underlying options that are exercisable within 60 days of April 14, 2005. Also includes securities beneficially owned by SCP Private Equity Partners II, L.P. and C.I.P. Capital, L.P. See footnote 2. Mr. Churchill is a managing director of SCP Private Equity Partners II, L.P. and C.I.P. Capital L.P. Mr. Churchill disclaims beneficial ownership of the securities held by SCP Private Equity Partners and C.I.P. Capital, L.P., except to the extent of his pecuniary interest therein.

(15)	Consists of 19,500 shares underlying options that are exercisable within 60 days of April 14, 2005. See footnote 2. Mr. Purcell is a senior managing director of Perseus-Soros BioPharmaceutical Fund, L.P. Mr. Purcell disclaims beneficial ownership of securities held by Perseus-Soros BioPharmaceutical Fund, except to the extent of his pecuniary interest therein.

(16)	Consists of 31,500 shares underlying options that are exercisable within 60 days of April 14, 2005.

(17)	Includes 75,520 shares of restricted common stock, 783,179 shares underlying warrants that are currently exercisable and 454,564 shares underlying options, that are exercisable within 60 days of April 14, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires a company’s directors, officers and stockholders who beneficially own more than 10% of any class of equity securities of the company registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”), to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the company’s equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the our Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to our Reporting Persons.

Certain Relationships and Related Transactions

We use Prosit, LLC for printing and copying services. Timothy Sharr, the brother of Ms. Henwood, our Chief Executive Officer and Interim President, holds a majority ownership interest in Prosit. Prosit received payments from us for printing and reproduction services provided of $1,099,000, $846,000 and $129,000 in 2004, 2003 and 2002, respectively. HH Capital Partners, an investment partnership controlled by the Ms. Henwood, our Chief Executive Officer and Jane H. Hollingsworth, our former general counsel, converted its majority equity interest in Prosit into a $240,000 loan in 2001. This loan bears interest at 4% and is repayable in four annual payments of $60,000 beginning on June 30, 2003. As of December 31, 2004, Prosit owes HH Capital Partners $180,000 under this loan. In addition, Prosit leases printing and copying equipment from HH Capital Partners. The 48-month lease commenced on January 1, 2001 and requires monthly payments of approximately $1,100. On April 14, 2005, HH Capital Partners forgave Prosit the payment of any outstanding loan, lease and interest payments.

During fiscal 2004, we used ePocrates, Inc. for Testim promotion services and new product surveys. We paid ePocrates $109,000 in 2004 for such services. Dr. Chambon, a member of our board of director and Compensation Committee, is a member of the board of directors of ePocrates. Additionally, the venture capital firm with which Dr. Chambon is affiliated, Sprout Capital IX, L.P., beneficially owns approximately 14% of our common stock and maintains an investment of greater than 10% in ePocrates.

Two siblings, Christopher Sharr and Diane Myers, and a sister-in-law, Suzanne Sharr, of Ms. Henwood, our Chief Executive Officer and Interim President, are employed by us. As of December 31, 2004, Mr. Sharr, Ms. Myers and Ms. Sharr held the positions of Director of Production Operations, Vice President of Regulatory and Quality Assurance and Director of Human Resources, respectively. Mr. Sharr earned, including bonuses, $107,000 in 2004. Ms. Myers earned, including bonuses, $151,000 in 2004. Ms. Sharr earned, including bonuses, $97,000 in 2004.

In October 2003, one of our directors, Mr. Winston J. Churchill, personally loaned Ms. Henwood, our Chief Executive Officer and Interim President, and her husband $100,000 for personal financial reasons. This loan bears interest at the prime rate compounded monthly and is repayable on demand. As of December 31, 2004, the total amount owed is $103,474.

Comparative Stock Performance Graph

The graph below compares the cumulative total stockholder return on Auxilium common stock with the cumulative total stockholder return of (i) the Nasdaq Composite Index, and (ii) the Nasdaq Biotechnology Index, assuming an investment of $100 on July 23, 2004, the date Auxilium began public trading of its shares on Nasdaq, in each of the common stock of Auxilium; the stocks comprising the Nasdaq Composite Index; and the stocks comprising the Nasdaq Biotechnology Index.

ASSUMES $100 INVESTED ON JULY 23, 2004

ASSUMES DIVIDENDS REINVESTED

THROUGH FISCAL YEAR ENDING DECEMBER 31, 2004

	07/23/2004	12/31/2004
Auxilium Pharmaceuticals, Inc.	$100.00	$122.92
Nasdaq Biotechnology Index	$100.00	$115.58
Nasdaq Composite Index	$100.00	$118.00

Additional Information

We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004 (“Form 10-K”), including financial statements and schedules thereto, but not including exhibits, to each of our stockholders of record on April 14, 2005 and to each beneficial stockholder on that date upon written request made to our Secretary at the address set forth under the heading “Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting of Stockholders” on page 8. A reasonable fee will be charged for copies of requested exhibits. Our Form 10-K is on file with the SEC and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of our home page on the Internet at http://www.auxilium.com under the heading “Investor Relations—SEC Filings.”

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors,

Jennifer Evans Stacey

Secretary

Norristown, Pennsylvania

April 28, 2005

Exhibit A

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

AUXILIUM PHARMACEUTICALS, INC.

Adopted on June 9, 2004

Purpose

The Audit and Compliance Committee (the “Committee”) of the Board of Directors (the “Board”) of Auxilium Pharmaceuticals, Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be to exercise the duties and responsibilities set forth below:

1.	To assist the Board in its oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (2) the Company’s compliance with legal requirements; and (3) the performance of the Company’s internal audit function;

2.	To interact directly with and evaluate the performance of the independent auditors, including engaging or dismissing the independent auditors and monitoring the independent auditors’ qualifications and independence; and

3.	To prepare the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

This Charter governs the operations of the Committee.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight.

Membership

1.	The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that such director is independent, consistent with the basic independence criteria set forth in the Company’s Corporate Governance Guidelines. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

a.	No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC;

b.	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Committee and any other Board committee; and

c.	No Committee member shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company (exclusive of former subsidiaries that are no longer subsidiaries of the Company) during the past three years.

2.	All members of the Committee must be able to read and understand fundamental financial statements. To the extent possible, at least one member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC, including past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities.

3.	The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed by a majority of the Board. The Nominating and Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chair. The members of the Committee shall serve for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement, or removal by the Board. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

4.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

Meetings and Procedures

1.	The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

2.	The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

3.	Any member of the Committee may call a meeting of the Committee.

4.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

5.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

6.	The Committee shall keep written minutes of its meetings and shall report its findings to the Board.

7.	The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Committee as a whole.

8.	The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting, and other advisors. The Company shall provide appropriate funding as determined by the Committee, for the Committee to retain any legal, accounting or other advisors and to provide for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, in each case without requiring the Committee to seek Board approval.

Duties and Responsibilities

1.	Financial Reporting Process

a.

The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analysis of the effects of alternative GAAP methods on the financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the financial statements; the use of pro forma or non-GAAP financial information; and any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

b.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

c.	The Committee shall review earnings press releases prior to their release, as well as financial information and earnings guidance to be provided to analysts, the investment community and rating agencies.

d.	The Committee shall prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

2.	Risks and Control Environment

a.	The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition, the Committee shall obtain periodically from the personnel performing the Company’s internal audit function their assessment of the Company’s risk management process and system of internal control.

b.	The Committee shall review periodically the Company’s Code of Conduct.

c.	The Committee shall meet periodically with the senior personnel performing the internal audit, the compliance officer under the Code of Conduct, the general counsel, the independent auditors and outside counsel to review the Company’s policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and the Company’s Code of Conduct.

d.	The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal control over financial reporting, and, where applicable, shall oversee the changes in internal control over financial reporting intended to address any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ report on, and attestation of, such management report, to the extent those reports are required by SEC rules.

3.	Independent Auditors

a.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

b.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and non-audit services that are not prohibited and the fees for such services. Pre-approval of audit and non-audit services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services, including through delegation of authority to a member of the Committee. Any service that is approved pursuant to a delegation of authority to a member of the Committee must be reported to the full Committee at its next scheduled meeting.

c.	Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing of the audit.

d.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the auditing firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s independence, all relationships between the auditing firm and the Company, consistent with Independent Standards Board No. 1.

e.	The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to, among other things, the Company’s critical accounting policies and practices; alternative treatments within GAAP for policies and practices relating to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

f.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, management’s response to same, and any other matters required to be brought to its attention under auditing standards (e.g., SAS 61), and shall resolve any disagreements between the independent auditors and management.

g.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and their independence, including considering whether the independent auditors’ quality controls are adequate.

h.	The Committee shall have the responsibility to set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position, any partner, employee, or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

4.	Internal Audit Function

a.	The Committee shall oversee the activities, organizational structure, and qualifications of the persons performing the internal audit function.

b.	The Committee shall review and approve the appointment and replacement of the senior personnel performing the internal audit function.

c.	The Committee shall review and approve the annual internal audit plan of, and any special projects undertaken by, the personnel performing the internal audit function.

d.	The Committee shall discuss with the personnel performing the internal audit function any changes to, and the implementation of, the internal audit plan and any special projects, and discuss the results of the internal audits and special projects.

e.	The Committee shall review any significant reports to management prepared by the internal audit department and management’s responses.

5.	Evaluations and Reports

a.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit function, and the effectiveness of the Company’s disclosure controls and procedures.

6.	Other Matters

a.	The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors.

General

1.	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

2.	The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

3.	The Committee shall maintain free and open communication with the Board, management, the internal auditors, and the independent auditors.

4.	The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

AUXILIUM PHARMACEUTICALS, INC.

This Proxy is solicited on behalf of the Board of Directors for the 2005 Annual Meeting of Stockholders

The undersigned, revoking all prior proxies, hereby appoints Gerri A. Henwood and Jennifer Evans Stacey, and each of them, each with the power to appoint her substitute, the true and lawful proxy holders of the undersigned, and hereby authorizes them to represent and vote, as designated on this Proxy, all of the shares of common stock of Auxilium Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on April 14, 2005, at the Annual Meeting of Stockholders of the Company to be held on June 8, 2005 (the “Meeting”) at 9:00 a.m., local time, at The Desmond Hotel, One Liberty Blvd, Malvern, Pennsylvania 19355 and any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

x Please mark your votes as indicated in this example

PROPOSAL 1. To elect as directors, to hold office until the Company’s 2006 Annual Meeting of Stockholders or until their respective successors are elected and qualified, the seven nominees listed below:

Nominees: (01) Rolf A. Classon, (02) Edwin A. Bescherer, Jr., (03) Philippe O. Chambon, M.D., Ph.D., (04) Winston J. Churchill (05) Gerri A. Henwood, (06) Dennis J. Purcell, (07) Michael Wall

The Board of Directors recommends a vote “FOR ALL NOMINEES”

FOR ALL NOMINEES WITHHOLD FOR ALL NOMINEES For all Nominees, except as written above

IMPORTANT — CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PROPOSAL 2. To ratify the selection by the Audit and Compliance Committee of the Company’s Board of Directors of the firm KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

The Board of Directors recommends a vote “FOR” Proposal 2

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate the capacity in which they sign and give their full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Date

Share Owner Sign Here

Joint Owner Sign Here

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT